Exhibit 10.2

TENDER, SUPPORT AND REINVESTMENT AGREEMENT

This TENDER, SUPPORT AND REINVESTMENT AGREEMENT (this “Agreement”), dated as of September 28, 2026, is entered into by and among Transom Signal AcquireCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdco (“Parent”), Transom Signal MergerSub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Transom Signal HoldCo, Inc., a Delaware corporation and wholly-owned subsidiary of Topco (“Holdco”), Transom Signal TopCo, LP, a Delaware limited partnership (“Topco”), and the stockholders of SoundThinking, Inc., a Delaware corporation (“Company”), set forth on Exhibit A hereto (each, a “Stockholder” and collectively, the “Stockholders”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A (such shares of Company Common Stock, together with any New Shares (as defined below) acquired by such Stockholder prior to the valid termination of this Agreement in accordance with Section 6.2, and excluding any such shares Transferred by such Stockholder in accordance with Section 5.1(b), the “Subject Shares”);

WHEREAS, subject to the terms of this Agreement and the Merger Agreement, the Stockholders desire to, following the effectiveness of the Merger, (a) purchase equity interests of Holdco (the “Holdco Interests”) in exchange for an aggregate amount of cash (the “Reinvestment Amount”) calculated so as to result, following the Reinvestment Closing (as defined below), in the Stockholders holding, in the aggregate, the Stockholder Ownership Percentage (as defined in Exhibit B) of the equity interests of Topco (the “Topco Interests”), and (b) immediately thereafter, contribute all such Holdco Interests to Topco in exchange for Topco Interests of equivalent value (such transaction, collectively, the “Reinvestment”); Exhibit A shall specify each Stockholder’s pro rata share of the Reinvestment Amount and Holdco Interests and Topco Interests issuable to such Stockholder.

WHEREAS, the Stockholders agree that the transactions contemplated by this Agreement are intended to, and shall, result in the Stockholders ultimately investing in the Topco Interests through the Reinvestment at the same price per unit (or other equity interest) at which Transom Capital Fund IV, L.P. (the “Sponsor”) or its applicable affiliates shall acquire such Topco Interests;

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides, among other things, for Merger Sub to commence an offer to purchase (the consummation of which is subject to the Offer Conditions) all of the issued and outstanding shares of Company Common Stock, and, following completion of the Offer, for the Merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

1.1 Agreement to Tender. Subject to the terms and conditions of this Agreement, as promptly as practicable after, but in no event later than the seventh (7th) Business Day after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or in the case of any shares of Company Common Stock acquired by such Stockholder during the Agreement Period (as defined below), or in each case if such Stockholder has not received the Offer Documents by such time, as promptly as practicable following such seven (7) Business Day period after the acquisition of such shares or receipt of the Offer Documents, as the case may be (but in no event later than expiration of the Offer, if practicable)), each Stockholder hereby irrevocably agrees to validly tender or cause to be validly tendered in the Offer all of such Stockholder’s Subject Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Liens except for Permitted Liens. Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered, such Stockholder will not withdraw and will cause not to be withdrawn such Subject Shares from the Offer at any time, unless and until this Agreement shall have been validly terminated in accordance with Section 6.2. If this Agreement terminates with respect to a Stockholder following the time such Stockholder has tendered its Subject Shares and prior to the Offer Acceptance Time, such Stockholder may withdraw its Subject Shares from the Offer, and Parent and Merger Sub shall promptly cooperate with such withdrawal and cause any stop-transfer instructions imposed pursuant to this Agreement with respect to such Subject Shares to be lifted.

1.2 Agreement to Vote. Subject to the terms and conditions of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the Agreement Period, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote or consent thereon, be present (if a meeting is held, in person or by proxy) and vote (or cause to be voted) its Subject Shares (a) against any Takeover Proposal or any other action, agreement or transaction involving the Company that would reasonably be expected to impede, interfere with, materially delay, materially postpone or prevent the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or any other Transaction Document (collectively, the “Transactions”), (b) against any change in the capitalization of the Company or amendment to the Company Organizational Documents prohibited by the Merger Agreement, (c) against any change in membership of the Company Board that is not recommended or approved by the Company Board and (d) against any other proposed action that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such

Stockholder contained in this Agreement. Each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company Stockholders generally. For the avoidance of doubt, nothing in this Agreement shall require any Stockholder to vote, cause to be voted or otherwise consent to any amendment to the Merger Agreement (including any schedule or exhibit thereto) or the taking of any action that would amend, modify or waive any provision of the Merger Agreement, in each case, in a manner that (i) decreases the amount or changes the form of the Offer Price or Per Share Merger Consideration, as applicable, or (ii) imposes any material restrictions or any additional conditions on the consummation of the Merger or the other Transactions or the payment of the Offer Price or Per Share Merger Consideration, as applicable, to stockholders, (iii) extends the Agreement Period or (iv) amends any other term or condition of the Merger Agreement that is adverse in any material respect to any Stockholder’s rights under the Merger Agreement.

1.3 New Shares. Any shares of capital stock or other equity securities of the Company that are issued to a Stockholder, or that a Stockholder acquires record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of, after the date of this Agreement and at or prior to the Expiration Date, whether pursuant to purchase, exercise, exchange or conversion of, or other transaction involving, any and all warrants, options, rights or other securities (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Subject Shares as of the date hereof.

ARTICLE II

REINVESTMENT

2.1 Closing of the Reinvestment.

(a) On the terms and conditions set forth herein, at the Reinvestment Closing, (i) the Stockholders shall pay to Holdco or its designee, by wire transfer of immediately available funds to an account designated in writing by Parent at least three (3) business days prior to the Reinvestment Closing, an amount of cash equal to the Reinvestment Amount (as agreed pursuant to Section 2.1(d)), (ii) Holdco shall issue and sell to the Stockholders, free and clear of all Liens (other than transfer restrictions imposed by applicable securities law or the organizational documents of Holdco), the Holdco Interests having an aggregate value equal to the Reinvestment Amount, and (iii) each Stockholder shall contribute all of its Holdco Interests to Topco in exchange for Topco Interests, free and clear of all Liens (other than transfer restrictions imposed by applicable securities law or the organizational documents of Topco), of the same class and series, and at the same price per interest, as the Topco Interests issued to the Sponsor or its applicable affiliates, and Topco shall admit such Stockholder as a limited partner under the Topco LPA (clauses (i) through (iii), collectively, the “Reinvestment Closing”). The Reinvestment Closing shall occur on (x) the second business day after the Stockholders’ receipt of the cash consideration for their Subject Shares, (y) such earlier date as the Stockholders may elect pursuant to a written funds flow arrangement, in form approved by the Stockholders, under which the depositary applies that cash consideration to the Reinvestment Amount without advance funding by the Stockholders, or (z) at such other time as may be agreed by the Stockholders and Topco. Each step of the Reinvestment Closing set forth in clauses (i) through (iii) above shall be deemed to occur simultaneously, and none shall be effective unless all are completed.

(b) At the Reinvestment Closing, Topco and Holdco shall deliver to the Stockholders customary documentation reasonably satisfactory to the Stockholders evidencing (i) the sale and issuance of the Holdco Interests to the Stockholders, (ii) the issuance of the Topco Interests to the Stockholders, and (iii) the issuance of any Topco Interests to the Sponsor or its applicable affiliates, the price per Topco Interest paid by the Sponsor or its applicable affiliates and satisfaction of the payment of the aggregate subscription price for such Topco Interests.

(c) At the Reinvestment Closing, each Stockholder shall deliver to Topco and Holdco (i) an applicable and properly executed Internal Revenue Service Form W-9 (together with any required attachments, to the extent applicable) and (ii) such other documentation as may be necessary or reasonably advisable for Topco and Holdco or its applicable affiliates to reduce or eliminate withholding or other taxes or comply with any tax or information reporting regime and that are requested by Topco or Holdco.

(d) No later than five (5) business days prior to the anticipated date of the Reinvestment Closing, Topco shall deliver to each Stockholder a written notice (the “Reinvestment Calculation Notice”) setting forth (i) the proposed Reinvestment Amount, including each Stockholder’s pro rata portion thereof, (ii) the proposed number of Holdco Interests and Topco Interests issuable to each such Stockholder and (iii) reasonably detailed supporting calculations demonstrating that, following the Reinvestment Closing, the Stockholders shall hold, in the aggregate, the Stockholder Ownership Percentage, together with a pro forma closing capitalization table, and (iv) estimated closing sources and uses. The Reinvestment Amount shall not be deemed final, and no Stockholder shall be obligated to fund its portion of the Reinvestment Amount, until Topco and the Stockholders have agreed in writing (e-mail being acceptable) on the Reinvestment Amount (such agreement, the “Reinvestment Amount Confirmation”). Notwithstanding anything herein to the contrary, no Stockholder shall be required to fund more than its pro rata share of the maximum Reinvestment Amount unless it expressly agrees in writing to increase its maximum commitment. Following delivery of the Reinvestment Calculation Notice, the Stockholders and Topco shall negotiate in good faith to reach the Reinvestment Amount Confirmation as promptly as practicable. Notwithstanding anything herein to the contrary, Topco shall use commercially reasonable efforts to provide that the Reinvestment is structured so that (i) the Stockholders acquire, in the aggregate, the Stockholder Ownership Percentage at the Reinvestment Closing, determined in accordance with Exhibit B, and (ii) the Reinvestment Amount payable by each Stockholder does not exceed the aggregate gross cash consideration payable to that Stockholder for its Subject Shares accepted for payment in the Offer, determined before any deduction or withholding for Taxes and excluding any CVRs or payments thereunder (the “Gross Offer Cash Consideration”); provided, that in the event that, in the reasonable estimation of Topco, Topco is unable to structure the Reinvestment to provide that the Stockholders acquire, in the aggregate, the Stockholder Ownership Percentage at the Reinvestment Closing based on the aggregate Gross Offer Cash Consideration, then the parties shall negotiate in good faith an appropriate adjustment to the Stockholders’ pro forma ownership of Topco (including that Topco shall offer one or more Stockholders the opportunity to reinvest additional cash consideration in exchange for Topco Interests to achieve the Stockholder Ownership Percentage at the Reinvestment Closing). The Stockholders may, by joint written notice to Topco delivered no later than the Reinvestment Amount Confirmation, allocate the Reinvestment Amount and the corresponding Holdco Interests and Topco Interests among themselves in any proportions, including entirely to one Stockholder, and Exhibit A shall be deemed updated accordingly.

2.2 Conditions to Reinvestment. The obligations of each Stockholder, Topco and Holdco to consummate the Reinvestment are subject to the satisfaction (or waiver by such Stockholder or such other party set forth below in writing) of the following conditions:

(a) (i) The satisfaction, or written waiver (to the extent permitted) by Parent, of all conditions to the obligations of Parent and Merger Sub to consummate the Offer and the transactions contemplated by the Merger Agreement that are to occur on the Closing Date as set forth in Annex 1 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Offer Acceptance Time, but subject to the satisfaction or written waiver by Parent (to the extent permitted thereunder) of such conditions), (ii) the substantially contemporaneous or prior funding of the Equity Financing and, if applicable, the Debt Financing and (iii) the consummation of the Merger at the Effective Time. Solely for the benefit of the Stockholders, their cash tender consideration shall have been received or made available through the funds-flow arrangement contemplated above, and any legally required approval or waiting period applicable to their acquisition of the Holdco Interests or Topco Interests shall have been obtained or expired. These additional conditions may be waived in writing by the Stockholders to the extent permitted by applicable Law. Solely for the benefit of each participating Stockholder, the form of Topco LPA shall have been agreed in writing in accordance with Section 5.9 and shall be executed and delivered as part of the Reinvestment Closing.

(b) Solely for the benefit of Parent, Merger Sub, Topco and Holdco, the representations and warranties made by each Stockholder in Section 3.1 through Section 3.7 of this Agreement shall be true and correct as of the Reinvestment Closing as if made at and as of the Reinvestment Closing (with earlier-date representations tested as of that date and giving effect to transactions permitted or required by this Agreement), except for such failures to be true and correct as would not reasonably be expected, individually or in the aggregate, to (i) prevent or materially impair or materially delay the consummation of the Reinvestment on the terms set forth herein or (ii) be materially adverse to Parent.

(c) Solely for the benefit of the Stockholders, the representations and warranties made by Parent, Merger Sub, Topco and Holdco in Section 4.1 through Section 4.5 of this Agreement shall be true and correct as of the Reinvestment Closing as if made at and as of the Reinvestment Closing, except for such failures to be true and correct as would not reasonably be expected, individually or in the aggregate, to (i) prevent or materially impair or materially delay the consummation of the Reinvestment on the terms set forth herein or (ii) be materially adverse to the Stockholders;

(d) Solely for the benefit of Parent, Merger Sub, Topco and Holdco, the Stockholders shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by the Stockholders at or prior to the Reinvestment Closing;

(e) Solely for the benefit of the Stockholders, Parent, Merger Sub, Topco and Holdco shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent, Merger Sub, Topco and Holdco at or prior to the Reinvestment Closing;

(f) No law enacted, entered, promulgated, enforced or issued by any Governmental Entity shall be in effect preventing the consummation of, or otherwise making illegal, the Reinvestment; and

(g) The Reinvestment Amount Confirmation shall have occurred.

2.3 Termination. Except as expressly provided in Section 5.9, neither Parent, Merger Sub, Topco, Holdco nor the Stockholders shall be permitted to terminate its obligations under this Article 2 without the prior written consent of Parent, Merger Sub, Topco and Holdco, in the case of any termination by the Stockholders, or the Stockholders, in the case of any termination by Parent, Merger Sub, Topco or Holdco (it being understood that this Article 2 shall also be terminated upon any termination of this Agreement pursuant to Section 6.2, subject to the survival provisions thereof).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, on its own account with respect to the Subject Shares, to Parent, Merger Sub, Topco and Holdco as to such Stockholder on a several basis, that:

3.1 Authorization; Binding Agreement. If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has full power and authority to comply with, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. No other action of such Stockholder is necessary to authorize this Agreement.

3.2 Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) if such Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of such Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other applicable federal or state securities laws and the rules and regulations promulgated thereunder, (c) except as set forth on Schedule A hereto, violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any Subject Shares of such Stockholder (other than one created by Parent, Merger Sub, Topco or Holdco), or (e) violate any Law or order applicable to such Stockholder or by which any of its Subject Shares are bound, except as would not, in the case of each of clauses (c), (d) and (e), adversely affect in any material respect such Stockholder’s ability to timely perform its obligations under this Agreement. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

3.3 Ownership of Subject Shares; Total Shares. As of the date hereof, such Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 5.1 hereof or accepted for payment pursuant to the Offer) at all times during the Agreement Period (as defined below) will be, the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Liens, except for (a) any such Lien that may be imposed pursuant to (i) this Agreement or in accordance with the Merger Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities law and (b) community property interests under applicable Law. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the number of Subject Shares listed on Exhibit A opposite such Stockholder’s name are the only equity interests or other securities in the Company beneficially owned and owned of record by such Stockholder as of the date hereof except for beneficial ownership attributable to such Stockholder of Subject Shares listed opposite another Stockholder’s name on Exhibit A. Other than the Subject Shares, such Stockholder does not own any shares of Company Common Stock or any other interests in any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.

3.4 Voting Power. Such Stockholder has full voting power with respect to all such Stockholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Lien with respect to the voting of such Subject Shares, except as provided hereunder.

3.5 Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Legal Action pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s properties or assets (including any shares of Company Common Stock beneficially owned by such Stockholder) that could reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform and comply with its obligations hereunder.

3.6 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

3.7 Investment. The Topco Interests and Holdco Interests to be acquired by each Stockholder pursuant to this Agreement will be acquired for each Stockholder’s own account and not with a view to, or intention of, distribution thereof in violation of any applicable federal or state securities laws. Each Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC. Each Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Topco Interests and Holdco Interests. Each Stockholder is able to bear the economic risk of its investment in the Topco Interests and Holdco Interests for an indefinite period of time because the Topco Interests and Holdco Interests have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Topco Interests and Holdco Interests and has had access to such other information concerning Parent, Merger Sub, Topco and Holdco as such Stockholder has requested.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB, TOPCO AND HOLDCO

Parent, Merger Sub, Topco and Holdco represent and warrant to the Stockholders that:

4.1 Organization and Qualification. Each of Parent, Merger Sub, Topco and Holdco is a duly organized and validly existing limited liability company, corporation or limited partnership, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, respectively.

4.2 Authority for this Agreement. Each of Parent, Merger Sub, Topco and Holdco has all requisite entity power and authority to comply with, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, Merger Sub, Topco and Holdco have been duly and validly authorized by all necessary entity action on the part of each of Parent, Merger Sub, Topco and Holdco and no other entity proceedings on the part of Parent, Merger Sub, Topco, or Holdco are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent, Merger Sub, Topco and Holdco and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of each of Parent, Merger Sub, Topco and Holdco, enforceable against each of Parent, Merger Sub, Topco and Holdco in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

4.3 Non-Contravention. Neither the execution and delivery of this Agreement by Parent, Merger Sub, Topco and Holdco nor the consummation of the transactions contemplated hereby nor compliance by Parent, Merger Sub, Topco and Holdco with any provisions herein will (a) violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of Parent, Merger Sub, Topco or Holdco, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of Parent, Merger Sub, Topco or Holdco, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other applicable federal or state securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which Parent, Merger Sub, Topco, or Holdco is a party or by which Parent, Merger Sub, Topco, or Holdco or any of their respective assets may be bound, or (d) violate any Law or order applicable to Parent, Merger Sub Topco, or Holdco, except as would not, in the case of each of clauses (c), and (d), adversely affect in any material respect Parent’s, Merger Sub’s, Topco’s or Holdco’s ability to timely perform its obligations under this Agreement.

4.4 Topco Interests and Holdco Interests. The Topco Interests and Holdco Interests, when issued to each Stockholder pursuant to the Reinvestment, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and issued free and clear of any Liens (other than those transfer restrictions imposed by applicable securities law or the organizational documents of Topco or Holdco).

4.5 Capitalization of Topco and Parent.

(a) At and immediately after the Reinvestment Closing, (i) the Topco Interests issued pursuant to Section 2.1(a) (in the amounts to be determined in accordance with the Reinvestment Amount Confirmation), (ii) the equity interests of Topco issued to the Sponsor or its applicable affiliates pursuant to the Equity Commitment Letter and (iii) any other equity interests identified in the pro forma closing capitalization table delivered with the Reinvestment Calculation Notice and agreed in writing by Topco and the Stockholders (the “Closing Capitalization Table”) shall constitute all of the equity interests of Topco outstanding at and immediately after the Reinvestment Closing, in the amounts set forth therein.

(b) Except as expressly identified in the Closing Capitalization Table or pursuant to any management incentive plan approved in accordance with the Topco LPA, at and immediately after the Reinvestment Closing, there shall be no outstanding (i) options, warrants or other rights to acquire equity interests of Topco or Parent, (ii) securities exchangeable for or convertible into equity interests of Topco or Parent or (iii) rights to acquire or obligations to issue any such options, warrants, rights or securities.

ARTICLE V

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 6.2:

5.1 No Transfer; No Inconsistent Arrangements.

(a) Except as provided hereunder (including Section 5.1(b)) or under the Merger Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 6.2, such Stockholder shall not, directly or indirectly, (i) create or permit to exist any Lien, other than Permitted Liens, on any of such Stockholder’s Subject Shares, (ii) transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), or (iii) take or permit any other action that would in any way restrict, limit, impede, delay or interfere with the performance of, and compliance with, such Stockholder’s obligations hereunder in any material respect, otherwise make any representation or warranty of such Stockholder herein untrue or incorrect, or have the effect of preventing or disabling such Stockholder from performing, and complying with, any of its obligations under this Agreement. If any involuntary Transfer of any of such Stockholder’s Subject Shares shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with its terms. Each Stockholder hereby agrees to (i) authorize Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement and (ii) notify Parent as promptly as practicable (and in any event within 24 hours) in writing of the number of any additional shares of Company Common Stock of which such Stockholder acquires record or beneficial ownership on or after the date hereof.

(b) Permitted Transfers. Section 5.1(a) shall not prohibit or otherwise restrict a Transfer of Subject Shares by the Stockholder: (i) transferring all or a portion of the Subject Shares to any Affiliate, partner, member or equityholder of the Stockholder or by operation of law or if the Stockholder is an investment fund, to any other investment fund controlled by the same management company; provided that, as a condition to any such Transfer pursuant to this clause (i), the recipient agrees to be bound by this Agreement by executing and delivering to Parent a joinder to this Agreement, in a form reasonably acceptable to Parent, substantially concurrently with such Transfer, or (ii) with Parent’s prior written consent (such exceptions set forth in clauses (i) through (ii), collectively, “Permitted Transfers”). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of any of the Subject Shares in breach or violation of this Agreement shall be void and of no force or effect.

5.2 No Exercise of Appraisal Rights. Each Stockholder irrevocably waives and agrees not to exercise any appraisal rights or dissenters’ rights, including pursuant to Section 262 of the DGCL, in respect of such Stockholder’s Subject Shares that may arise in connection with the Offer or the Merger. This Section shall survive termination of this Agreement.

5.3 Disclosure. Each Stockholder hereby authorizes Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC or the rules of any national securities exchange and, to the extent required by applicable Law, in the Schedule TO (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings under this Agreement. Each Stockholder agrees to promptly provide the Company or Parent with any information regarding such Stockholder that the Company or Parent may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify the Company and Parent of any required corrections with respect to any such written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that such Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

5.4 Public Statements. Each Stockholder shall not, and shall not authorize or permit any controlled affiliate, director, officer, trustee, employee or partner of such Person or any of its Subsidiaries or any Representative of such Person or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or any other Transaction Document or the Merger, the Offer or any of the other Transactions without the prior written consent of Parent, in each case except (a) as required by applicable Law or stock exchange requirement, in which case Parent shall have a reasonable opportunity to review and comment on such communication to the extent legally permissible and reasonably practicable without delaying the required disclosure, and (b) for any such communication that is materially consistent with previous public announcements by the Company or Parent.

5.5 Adjustments. If the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, the terms of this Agreement shall apply to the resulting securities.

5.6 Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Parent, Merger Sub or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or any other Transaction Document or the consummation of the Merger or the other Transactions, including any such claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement, the Merger Agreement or any other Transaction Document (including any claim seeking to enjoin or delay the acceptance of the Offer or the Closing) or (b) alleging a breach of any duty of the Company Board in connection with this Agreement, the Merger Agreement, or any other Transaction Document or any of the transactions contemplated thereby or hereby, provided that the foregoing shall not limit any and all activities by a Stockholder or on behalf of a Stockholder in response to any claims commenced against such Stockholder or its interest. This waiver does not apply to claims to enforce rights under this Agreement, the Topco LPA or any other Transaction Document, or claims for fraud or nonwaivable statutory rights.

5.7 Notices of Certain Events. Each Stockholder shall as promptly as practicable notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in Article III.

5.8 Non-Solicitation. Each Stockholder, solely in its capacity as a Company Stockholder, during the Agreement Period, shall not, and shall not instruct, authorize or knowingly permit any of its Representatives acting on its behalf to, directly or indirectly, (a) solicit, initiate, propose or knowingly encourage the making, submission or announcement of, or knowingly induce, knowingly encourage, knowingly facilitate or knowingly assist any Takeover Proposal; (b) participate, enter into or engage in any discussions or negotiations with any Person with respect to a Takeover Proposal; (c) furnish, or otherwise disclose any information relating to the Company or any of its Subsidiaries, in each case, to any Person that has made or is reasonably known to be considering making any inquiry, offer or proposal that constitutes, or reasonably would be expected to lead to, any Takeover Proposal (except, in each case, solely to notify such Person in response to an unsolicited inquiry that the provisions of Section 6.3 of the Merger Agreement and this Section 5.8 prohibits such discussions or negotiations); or (d) authorize, propose, resolve, agree, commit or publicly announce an intention to, do any of the foregoing. Notwithstanding the foregoing, the Stockholder may (and permit its affiliates and Representatives to) participate in discussions and negotiations with third parties with respect to Takeover Proposals if, and solely to the extent, the Company is permitted to engage in such discussions and negotiations in accordance with Sections 6.3(e)-(h) of the Merger Agreement.

5.9 Partnership Agreement. Following the date hereof, Topco and the Stockholders shall negotiate in good faith and use reasonable best efforts to agree, no later than the Offer Acceptance Time, the form of amended and restated limited partnership agreement of Topco (the “Topco LPA”), which shall contain terms consistent in all material respects with those set forth on Exhibit B attached hereto and such additional terms, not inconsistent in any material respect with Exhibit B, as Topco and the Stockholders mutually agree in writing; provided that no Stockholder shall be required to execute a Topco LPA containing any term that is inconsistent in any material respect with Exhibit B, that is less favorable to such Stockholder in any material respect than the corresponding term of Exhibit B, or to any material term that is not contemplated by Exhibit B and to which such Stockholder has not agreed in writing. Compliance with the foregoing obligation to negotiate in good faith and use reasonable best efforts shall not require any Stockholder to accept any such term. Notwithstanding the foregoing, in the event the form of the Topco LPA has not been agreed, each Stockholder may, at any time prior to the Offer Acceptance Time, elect by written notice to Parent and Topco not to participate in the Reinvestment. Upon such election, such Stockholder’s obligations under Article II and this Section 5.9 shall terminate, without affecting its tender or support obligations under this Agreement or its right to receive the consideration payable for its Subject Shares pursuant to the Offer or the Merger. Neither the exercise of such election nor the failure to agree to the terms to be set forth in the Topco LPA, in itself, shall constitute a breach of this Agreement; provided that such Stockholder has complied with its negotiation obligations under this Section 5.9. Parent, Merger Sub, Topco and Holdco shall not assert such election as a basis for failing to consummate the Offer or the Merger. At the Reinvestment Closing, Topco and each participating Stockholder shall execute and deliver the agreed Topco LPA, effective as of the Reinvestment Closing, and Topco shall issue the Topco Interests to, and admit as a limited partner, each such Stockholder in accordance with Article II. Topco shall obtain any applicable approvals and take all actions necessary to give effect to the Topco LPA and such admissions. No Stockholder shall be required to fund its Reinvestment Amount unless the agreed Topco LPA is executed and delivered as part of the Reinvestment Closing. The obligations in this Section shall survive the Effective Time until performed, unless earlier terminated in accordance with this Agreement.

The parties intend that, for U.S. federal and applicable state and local income Tax purposes, Holdco will be treated as a corporation, Topco will be treated as a partnership, and the Stockholders’ purchase of Holdco Interests for cash and subsequent contribution of those interests to Topco will not result in recognition of income or gain by the Stockholders, with the contribution qualifying under Section 721(a) of the Code. The parties shall report consistently with, and shall not take any action reasonably expected to prevent, such treatment, unless otherwise required by applicable Law. The obligations in this paragraph shall survive the Effective Time and the Reinvestment Closing, notwithstanding Section 6.2.

5.10 Offer Documents and Schedule 13D.

(a) Parent, Merger Sub, Topco and Holdco shall cooperate with the Company to prepare and file the Offer Documents. The Stockholders will provide information concerning the Stockholders and their commitments hereunder reasonably requested by the Company or Parent in connection with the preparation of the Offer Documents. To the knowledge of the Stockholders, the information supplied in writing by the Stockholders expressly for inclusion or incorporation by reference in the Offer Documents or any other filing Parent or the Company is required to make in connection with the Offer or the Merger will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution of this Agreement (and in any event within the time periods required by applicable Law), each of Parent (or its applicable affiliates) and the Stockholders shall prepare and file with the SEC any disclosure statement on Schedule 13D or amendments or supplements thereto required of such party by applicable Law (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13Ds”) relating to the Merger Agreement and this Agreement and the transactions contemplated hereby and thereby, including the Reinvestment, and the parties shall reasonably cooperate with one another for that purpose; provided that no Stockholder shall be required by this Agreement to make a joint Schedule 13D filing with Parent or any of its affiliates, and neither this provision nor any cooperation pursuant hereto shall constitute an admission by any Stockholder of membership in a “group” within the meaning of Section 13(d)(3) of the Exchange Act; provided, further, that nothing herein shall limit any party’s disclosure or filing obligations under applicable Law. Parent shall (i) provide the Stockholders and the Stockholders’ counsel a reasonable opportunity to review drafts of the portions of the Offer Documents relating to the Stockholders or their commitments hereunder prior to filing such documents with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholders, their outside counsel and their other Representatives. To the extent legally permissible, Parent and the Stockholders shall (A) provide each other and their respective counsel a reasonable opportunity to review drafts of the Schedule 13Ds prior to filing the Schedule 13Ds with the SEC and (B) consider in good faith all comments thereto reasonably proposed by the other parties, their outside counsel and their other Representatives, it being understood that the foregoing review and comment process shall not delay any filing required by applicable Law, and no party shall be required to incorporate any comment that it has considered in good faith.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. Any notice required to be given hereunder must be in writing, and will be deemed to have been duly delivered and received hereunder upon delivery after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or immediately if delivered by hand or by e-mail transmission (as long as no notice of failure of delivery is received), in each case addressed as follows:

If to Parent, Merger Sub, Topco or Holdco to:

c/o Transom Capital Group

100 North Pacific Coast Highway, Suite 1725

El Segundo, CA 90245

Attn:    [***]

      [***]

Email:    [***]

      [***]

with a copy (which shall not constitute notice) to:

Kirkland and Ellis LLP

601 Lexington Avenue

New York, NY 10011

Attn:    [***]

      [***]

Email:   [***]

      [***]

and

Kirkland and Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attn:    [***]

Email:    [***]

If to a Stockholder, to the address or email address set forth on such Stockholder’s signature page hereto.

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. Notwithstanding the foregoing, a notice under Section 5.9 delivered by email shall be effective upon transmission, provided no notice of failure of delivery is received.

6.2 Termination. This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, subject to the survival provisions below, (c) the termination of this Agreement by mutual written agreement of the parties hereto to terminate this Agreement, or (d) any amendment or change to the Merger Agreement or the Offer that is effected without such Stockholder’s consent that decreases the amount, or changes the form, of consideration in an adverse manner to such Stockholder, individually, or the holders of Company Common Stock, generally, pursuant to the terms of the Merger Agreement (the period from the date hereof through such time being referred to as the “Agreement Period”). Upon the valid termination of this Agreement in accordance with this Section 6.2, no party shall have any further obligations or liabilities under this Agreement with respect to such Stockholder; provided, however, that (x) nothing set forth in this Section 6.2 shall relieve any party from liability for any fraud or any Willful and Material Breach of this Agreement prior to termination hereof and (y) the provisions of this Article VI shall survive any valid termination of this Agreement in accordance with this Section 6.2. Notwithstanding the foregoing, solely in the case of a termination pursuant to clause (b) above, Articles II, III and IV and Section 5.9 survive the Effective Time until the Reinvestment Closing, unless earlier terminated with respect to a Stockholder pursuant to Section 5.9, and Article VI remains available to enforce those obligations. No termination shall extinguish an accrued right or remedy for breach of an obligation that survives the Effective Time.

6.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.4 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer and Merger are consummated.

6.5 Entire Agreement; Assignment. This Agreement, together with the Exhibits hereto, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of the other parties; provided, that Parent, Merger Sub, Topco, or Holdco may assign any of their respective rights and obligations to one or more affiliates at any time, but no such assignment shall relieve any assigning party of its obligations hereunder.

6.6 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any party did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions. It is accordingly agreed that each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which such party is entitled at law or in equity, without the requirement of posting bond, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Any and all remedies herein expressly conferred upon any party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by such party of any one remedy will not preclude the exercise of any other remedy. Each Stockholder’s obligations under this Agreement are several and not joint.

6.7 Governing Law; Waiver of Jury Trial.

(a) This Agreement, and all Legal Actions (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement shall be governed by and enforced and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any Legal Action shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Legal Action, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Legal Action in such court is brought in an inconvenient forum, (y) the venue of such Legal Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 6.7 in the manner provided for notices in Section 6.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DISPUTE. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.7(b). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7(b).

6.8 Descriptive Headings. Headings of the Articles, Sections and Exhibits of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

6.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

6.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

6.11 Counterparts; Effectiveness. This Agreement and any amendments hereto may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were original signed versions upon the same instrument delivered in person. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties (and validly released from escrow, if such signed counterparts were delivered to the other parties in escrow); provided, however, that this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto as provided above. No party may raise the use of any such electronic delivery or electronic signature as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

6.12 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule, Article or subsection, without reference to a document, such reference is to a Schedule, Article or subsection to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “herewith” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise indicated, refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” The word “or” shall have the inclusive meaning represented by the phrase “and/or”. The word “within” with respect to a particular day or date shall mean a period ending at the end of such day or date. All references herein to the Subsidiaries of a

Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as of a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. Each of the parties agrees that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. No summary of this Agreement or any Schedule delivered herewith prepared by or on behalf of any party hereto will affect the meaning or interpretation of this Agreement or such Schedule. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

6.13 Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things as Parent or Topco may reasonably require in writing for the purpose of effectively carrying out its obligations under this Agreement; provided that nothing in this Section shall require any Stockholder to make any additional representation or covenant, waive any right, incur any expense or liability (other than, for the avoidance of doubt, any expenses or liabilities incurred by the Stockholders reasonably incidental to the negotiation of this Agreement (including Exhibit B) and the Topco LPA), or agree to any term not contemplated by this Agreement or Exhibit B.

6.14 Prohibitions. Notwithstanding anything to the contrary in this Agreement, if at any time during the Agreement Period, a Governmental Entity of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to Article I, then the obligations of the Stockholder set forth in Article I shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action.

6.15 Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director, officer or employee of the Company or as a trustee or fiduciary of any ERISA plan or trust. Nothing herein shall in any way restrict a Stockholder who is (x) a director or officer of the Company or (y) a trustee or fiduciary of any ERISA plan or trust, if applicable, in either case, in the taking of any actions (or failure to act) in such other capacity (including in his or her capacity as a director or officer of the Company or trustee or fiduciary), or in the exercise of his or her fiduciary duties thereof or prevent or be construed to create any obligation on the part of any director or officer of the Company or trustee or fiduciary from taking any action in his or her capacity as such director or officer or trustee or fiduciary, and no action taken in any such capacity as an officer or director of the Company or trustee or fiduciary shall be deemed to constitute a breach of this Agreement, provided, that, for the avoidance of doubt, nothing herein shall be understood to relieve any party to the Merger Agreement of any obligation under, or of any liability for breach of any provision of, the Merger Agreement.

6.16 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall survive the Effective Time solely for purposes of the Reinvestment Closing and shall not survive the Reinvestment Closing or any earlier valid termination of the Reinvestment obligations in accordance with this Agreement. The foregoing shall not extinguish any claim for breach of a representation or warranty occurring on or before the Reinvestment Closing.

6.17 No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the DGCL, the Company Organizational Documents or any similar organization document of the Company, the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement, including the Transactions, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT:

TRANSOM SIGNAL ACQUIRECO, LLC

By:	/s/ Russell Roenick
Name: Russell Roenick
Title: President

MERGER SUB:

TRANSOM SIGNAL MERGERSUB, INC.

By:	/s/ Russell Roenick
Name: Russell Roenick
Title: President

TOPCO:

TRANSOM SIGNAL TOPCO, LP

By:	/s/ Russell Roenick
Name: Russell Roenick
Title: President

HOLDCO:

TRANSOM SIGNAL HOLDCO, INC.

By:	/s/ Russell Roenick
Name: Russell Roenick
Title: President

[Signature Page to Tender, Support and Reinvestment Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDERS:

GARY M. LAUDER

/s/ Gary M. Lauder

Address: c/o [***]

Email: [***], and [***]

THE GARY M. LAUDER REVOCABLE TRUST

By:	/s/ Gary M. Lauder
Name: Gary M. Lauder
Title: Trustee

Address: c/o [***]

Email: [***], and [***]

LAUDER PARTNERS LLC

By:	/s/ Gary M. Lauder
Name: Gary M. Lauder
Title: Managing Director

Address: c/o [***]

Email: [***], and [***]

[Signature Page to Tender, Support and Reinvestment Agreement]

GARY M. LAUDER 2015 TRUST

By: Roaring Fork Trust Company, Inc., as Trustee

By:	/s/ Benjamin Zeliger
Name: Benjamin Zeliger
Title: President

Address: c/o [***]

Email: [***], and [***]

[Signature Page to Tender, Support and Reinvestment Agreement]

Exhibit A

Ownership

Name of Stockholder	Shares of Company Common Stock	Pro Rata Share
%
%
%
%

Totals		%

Exhibit B

Term Sheet

Schedule A